SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	[ X ]

Check the appropriate box:

[ X ] Preliminary Proxy Statement

[	] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	] Definitive Proxy Statement
[	] Definitive Additional Materials
[	] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

TRI-VALLEY CORPORATION

(Name of Registrant as Specified in its Charter)

Filed on Behalf of the Board of Directors

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[	] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
[	] Fee paid previously with preliminary materials.

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TRI-VALLEY CORPORATION

4550 California Avenue, Suite 600

Bakersfield, California 93309

Meeting to be Held:

DATE:	Saturday, October 17, 2009
TIME:	9:00 A.M. (P.D.T.)
PLACE:	Four Points Sheraton Bakersfield
5101 California Avenue
Bakersfield, California 93309

Matters to be Voted on:

1.	Electing seven directors to serve for the ensuing year;

2.	Amending the Certificate of Incorporation to increase the authorized number of preferred shares from 5,000,000 to 20,000,000.

3.	Amending the Certificate of Incorporation to permit the Board of Directors to issue preferred stock in series and determine the terms of each series.

4.	Transacting such other business as may properly come before the meeting and any adjournment thereof.

Who May Attend and Vote at the Meeting:

Shareholders of record at the close of business on August 18, 2009, and valid proxy holders may attend and vote at the meeting. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet, by phone or by mail after your receipt of hard copies of the proxy materials, as promptly as possible. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

By order of the Board of Directors,

F. Lynn Blystone

Chairman and Chief Executive Officer

PROXY STATEMENT

TO THE SHAREHOLDERS OF TRI-VALLEY CORPORATION:

GENERAL INFORMATION ABOUT THE SHAREHOLDERS’ MEETING

The only items of business which management intends to present at the meeting are listed in the Notice of Annual Meeting of Shareholders. This proxy statement provides details about the meeting.

The proxy material relating to Tri-Valley Corporation from our Board of Directors is provided to you as the direct or beneficial owner of our common stock, with our sincere request that you give those materials your prompt and thorough consideration. Your vote at the annual meeting is important to Tri-Valley.

The board of directors of Tri-Valley Corporation hereby solicits your proxy (on the enclosed proxy form) for use at our Annual Meeting of Shareholders to be held October 17, 2009, at 9:00 A.M. (local time) at The Four Points Sheraton, 5101 California Avenue, Bakersfield, California 93309.

By voting your proxy, you authorize management to vote your shares as you indicate on these items of business and to vote your shares in accordance with management's best judgment in response to proposals initiated by others at the meeting. Unless you are planning to attend the meeting, your vote must be received by 11:59 pm Pacific Daylight Time, on October 16, 2009.

Our administrative office is located at 4550 California Avenue, Suite 600, Bakersfield, California 93309. The approximate date on which this proxy statement and proxy will first be made available to the shareholders is August 25, 2009. The costs of this proxy notification will be paid by the company and are estimated to be approximately $10,500. A professional proxy solicitor has not been engaged.

If you are unable to attend this meeting, we request that you vote your proxy form by Internet, phone or mail, in order that your shares will be represented and voted at the meeting.

Changing or Revoking Your Proxy Vote

You may revoke your proxy at any time before it is exercised at the annual meeting. You may do this by advising us via the Internet website provided below, by phone or in writing of your desire to revoke your proxy, or by submitting a duly executed proxy bearing a later date. We will honor the proxy vote with the latest date. You may also revoke your proxy by attending the annual meeting and indicating that you wish to vote in person.

Who May Vote

As of August 3, 2009, 27,623,967 shares of our common stock were outstanding. Each share is entitled to one vote per director in the election of directors and one vote in all other matters to be voted upon at the meeting. Shareholders of record as of the close of business at 5:00 P.M. on Tuesday, August 18, 2009, are the only persons entitled to vote at this meeting.

How to Vote

Voting Alternatives:

•	via the Internet at www.proxyvote.com;
•	by phone, after your receipt of hard copies of the proxy materials;
•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials.

If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered a shareholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials has been sent directly to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If like most shareholders of the Company, you hold your shares in street name through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

We encourage you to register your vote via the Internet. If you attend the meeting, you may also submit your vote in person and any votes that you previously submitted—whether via the Internet, by phone or by mail—will be superseded by the vote that you cast at the meeting. Whether your proxy is submitted by the Internet, by phone or by mail, if it is properly completed and submitted and if you do not revoke it prior to the meeting, your shares will be voted at the meeting in the manner set forth in this proxy statement or as otherwise specified by you. To vote at the meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a "legal proxy" to bring to the meeting.

You may vote via the Internet or by phone until 11:59 p.m., Eastern Time, on October 16, 2009, or the Company's agent must receive your paper proxy card on or before October 16, 2009.

Voting in Person

Although we encourage you to complete and return your proxy to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

How Your Votes Are Counted

We will hold the annual meeting if holders of not less than one-half the outstanding shares are present either in person or by proxy. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the matters listed on the proxy card.

The vote of a plurality of the shares present at the meeting, in person or by proxy, is necessary to elect directors.

Voting by Street Name Holders

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your record holder by 11:59 pm on October 16, 2009, the record holder will be entitled to vote your shares in its discretion on Proposal 1 (Election of Directors), but will not be able to vote your shares on Proposals 2, 3 or 4, and your shares will be considered a “broker non-vote” on those proposals.

As the beneficial owner of shares, you are invited to attend the annual meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the record holder that holds your shares.

ABSTAINING IS THE SAME AS VOTING “NO”

If you mark "Abstain" with respect to any proposal on your proxy, your shares will be counted in the number of votes cast. However, a vote to “Abstain” has the same effect as voting no. Management requests that you vote either “For” or “Against” on each proposal to come before the meeting.

A ''broker non-vote'' occurs when a broker or other nominee submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. A broker non-vote will have the same effect as a No vote on Proposal 1. Because brokers may not vote on Proposals 2, 3 or 4, broker non-votes will not have any effect on those proposals.

ITEMS OF BUSINESS

Proposal 1: ELECTION OF DIRECTORS

The Board of Directors consists of seven (7) members. At the 2008 annual meeting, eight (8) directors were elected. In November 2008, Director William H. Marumoto passed away, and he was not replaced on the Board. The Board has determined to reduce the size of the Board to stand for election at the upcoming meeting to seven members. Each director serves for a term of one (1) year. All seven (7) director positions are up for election at the meeting. All seven of the currently serving directors have been nominated for re-election. All seven of the currently serving directors were elected by the shareholders at the 2008 annual meeting.

Voting

The seven nominees receiving the highest number of votes will be elected. Proxies solicited by the board of directors will be voted in favor of each nominee unless shareholders specify otherwise in their proxies. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the proxy holders named in the enclosed proxy will vote for substitute nominees at their discretion.Votes withheld for a nominee will not be counted. Our articles of incorporation do not provide for cumulative voting in elections for director, and cumulative voting for directors will not be permitted at the annual meeting.

The Board of Directors unanimously recommends a vote FOR the election of each of the following seven nominees for director.

Each director must be elected by a plurality vote of the shares represented at the meeting.

Nominees for the Board of Directors

Each nominee for director was unanimously nominated Nominating and Corporate Governance Committee and by the Board of Directors, including all of the independent directors.

The following pages describe the nominees for director, including their principal occupations for the past five years, certain other directorships, age, length of service as a Tri-Valley director, membership on committees, and attendance at Board and committee meetings. The ownership of our stock by our Directors as well as our executive officers is reported under Security Ownership of Certain Beneficial Owners and Management, page 10. Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed are as of December 31, 2008.

Nominees for Director	Age	Director Since
F. Lynn Blystone	73	1974
Paul W. Bateman	51	2007

Edward M. Gabriel	58	2007
James S. Mayer	51	2008
Loren Miller	63	1992
Henry Lowenstein	54	2005
G. Thomas Gamble	47	2006

Nominee Profiles

F. Lynn Blystone

Chairman and Chief Executive Officer of Tri-Valley Corporation and Tri-Valley Power Corporation, CEO of Tri-Valley Oil & Gas Company, Great Valley Drilling Company, Great Valley Production Company and Select Resources Corporation, which are five subsidiaries of Tri-Valley Corporation - Bakersfield, California

Mr. Blystone became President and Chief Executive Officer of Tri-Valley Corporation in October 1981. The Board named him Chairman in 2007. In May 2009, the Board named Maston Cunningham as President, as part of the Company’s succession program, and Mr. Blystone retained his positions as Chairman and CEO. His background includes institution management, venture capital and various management functions for a mainline pipeline contractor including the Trans-Alaska Pipeline Project. He has founded, run and sold companies in several fields including Learjet charter, commercial construction, municipal finance and land development. He is also president of a family corporation, Bandera Land Company, Inc., with real estate interests in Orange County, California. A graduate of Whittier College, California, he did graduate work at George Williams College, Illinois in organization management. He gives full time to Tri-Valley and its subsidiaries.

Paul W. Bateman	Director

Mr. Bateman is President of the Klein & Saks Group, a Washington, DC-based firm that advises clients, principally in the mining and metals industries, on public policy matters.  He joined the firm in 1994 and became its president in 1997. He began his career in the late 1970s, as an aide to then former President Richard Nixon. In 1981, he joined the White House staff under President Reagan and subsequently served in that Administration in senior positions at the Departments of Commerce and Treasury. From 1989 to 1993, he served on President George H.W. Bush's White House staff as Deputy Assistant to the President for Management. Since 2005, Mr. Bateman has been the Chairman and chief executive of the International Cyanide Management Institute, which administers a voluntary industry program aimed at improving the management of cyanide used in gold mining. He is a member of the Economic Club of New York, the nation's leading nonpartisan policy forum, and was its president from 2004-2007. He is currently the Chairman of the Reform Institute, a nonpartisan think tank dedicated to advancing a solutions-based reform agenda. Mr. Bateman is an independent member of our Board of Directors.

Edward M. Gabriel	Director

Dr. Gabriel is the former U.S. Ambassador to Morocco and, since 2002, is President and CEO of the Washington D.C. based public affairs firm, The Gabriel Company, LLC. Ambassador Gabriel brings a diverse background in a variety of petroleum and other energy sources. Mr. Gabriel’s experience is both domestic and international, with extensive relationships in U.S. and Middle Eastern governments, as well as capital resources interested in energy. He is on the advisory board of Guggenheim Partners, a private wealth management firm. His career includes senior management positions with firms such as CONCORD and Madison Public Affairs Group in which he advised Fortune 100 Companies on multi-national matters in technology, energy, banking, environmental, and tax policies. Ambassador Gabriel served the Federal Energy Administration/U.S. Department of Energy as Senior Economic Analysts. He serves as Member, Global Advisory Board of George Washington University and Vice-Chairman of the American Task Force for Lebanon. He is on the board of directors of the American School of Tangier and the Casablanca American School. He is a graduate of Gannon University, was awarded an honorary Doctorate of Laws from Gannon, and he is a member of the University Economics Honor Society. Mr. Gabriel is an independent member of our board of directors.

G. Thomas Gamble	Director

A graduate of UCLA, Mr. Gamble is a successful rancher and businessman with current active investments in agriculture, food processing, educational services, oil, gas and minerals. In 2003, the California State Senate proclaimed privately owned Davies and Gamble, which produces critically acclaimed wines in California’s Napa Valley, its Green Entrepreneur Of The Year, and in 2005, Mozzarella Fresca, the nation’s premier producer of fresh Italian cheeses, of which he is a director and original investor, received the Certificate of Special Congressional Recognition as business of the year. He is also a director and original investor in Boston Reed College which provides educational opportunities to busy adults seeking stable and growing careers in the California health care industry. Mr. Gamble serves on the Audit Committee and the Personnel and Compensation Committee and is an independent member of our Board of Directors.

Henry Lowenstein	Director

Dr. Lowenstein is Dean and Professor of Management at the E. Craig Wall Sr. College of Business Administration, Coastal Carolina University, Conway, South Carolina. Prior to joining the Coastal Carolina University faculty in 2007, he was Dean of Business and Public Administration at California State University Bakersfield from 2000 to 2007. Dr. Lowenstein has broad background in management within business, academic, government and public service organizations. He serves on the Pre-Accreditation Committee of AACSB International, the top accreditation agency for business schools worldwide. Previous academic positions include universities in Illinois, Virginia and West Virginia. Dr. Lowenstein is published in fields of human resource management, public policy and transportation. In business he was a corporate officer for Kemper Group-Insurance and Financial Services, Dominion Bankshares Corporation, and Americana Furniture, Inc. He previously served as a management analyst for the Executive Office of the President of the United States - Office of Management and

Budget under the Gerald Ford Administration. Dr. Lowenstein received his Ph.D. in Labor and Industrial Relations from the University of Illinois; an M.B.A. from George Washington University; and B.S. in Business Administration from Virginia Commonwealth University. Dr. Lowenstein is an independent member of our Board of Directors.

James S. Mayer	Director

Since 2007, Mr. Mayer has been the President of Magic Investment Projects, LLC, a U.S. private equity firm. He formerly served as the first vice president, investments for Citigroup Global Markets, Inc. from 2005-2006 and as vice president, alternative investments group for Merrill Lynch from 1999-2005. Prior to that, he was executive vice president of North American operations for Netzsch Inc., a large private German firm. He served as director, strategic business development for the Perkin-Elmer Corporation. Mr. Mayer has a bachelor’s degree in chemistry with a minor in physics from State University of New York with graduate studies in finance, securities law, alternative investments and international marketing. He serves on the Finance Committee. He is an independent member of our Board of Directors.

Loren J. Miller, CPA	Director

Mr. Miller has served as Treasurer of the Jankovich Company from 2001 until his retirement in 2008. Prior to that he served in other positions at Jankovich from 1994 to 2001. He served successively as vice president and chief financial officer of Hershey Oil Corporation from 1987 to 1990 and Mock Resources from 1991 to 1992. He was senior financial vice president and general manager of Tosco Production Finance Corporation from 1975 to 1986 and was a senior auditor for the accounting firm of Touche Ross & Company from 1968 to 1973. Mr. Miller is a member of financial executive international, the nation’s leading senior financial executive organization and is currently serving as president of the Los Angeles chapter. He is experienced in exploration, production, product trading, refining and distribution as well as corporate finance. He holds a B.S. in accounting and a M.B.A. in finance from the University of Southern California. Mr. Miller is an independent member of our Board of Directors.

Board of Directors' Meetings and Committees

During 2008 the Board of Directors held 5 meetings. All directors attended 100% of the meetings, except for Edward Gabriel who missed one. Jim Mayer was appointed a Director of the Company in August 2008 and was eligible to attend only three meetings.

Personnel and Compensation Committee

The independent directors that serve on the personnel and compensation committee are Dr. Henry Lowenstein, Chair and G. Thomas Gamble. The personnel committee met four times during 2008. Both committee members attended all four committee meetings. Actions were also initiated by telephone and e-mail and recommendations were presented to the full Board of Directors for discussion and further action.

The activities of the committee are discussed and its committee report is presented under Executive Compensation.

Audit Committee

The audit committee provides an open avenue of communication between our independent auditor, the company officers and the board of directors. The committee operates under a charter that sets forth the committee’s tasks. The chief duties of the committee are:

•	Assure the independence and objectivity of the auditing firm.
•	Review and coordinate the auditing responsibilities with the auditor and chief financial officer.
•	Review the adequacy of internal accounting controls.
•	Inquire about significant risks and about management’s actions to minimize risks.
•	Review significant audit findings and any difficulties encountered in conducting the audit.

The independent directors that serve on the audit committee are Loren J. Miller, Chair, Paul W. Bateman and G. Thomas Gamble. The board of directors has determined that Loren J. Miller is considered to be the audit committee financial expert. Please see his biography above.

The audit committee met eight times during 2008. All committee members attended all eight committee meetings except for Mr. Bateman, who attended seven.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements with management as well as our independent public accountants. The audit committee has received from the independent accountants a formal written statement regarding the auditors’ independence and has discussed with the independent accountant matters relating to their independence. The audit committee members have satisfied themselves as to the auditors’ independence. The audit committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the audit of our financial statements.

The audit committee has recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for 2008 for filing with the Securities and Exchange Commission.

Loren J. Miller, Chair

Paul W. Bateman

G. Thomas Gamble

Tri-Valley Corporation Audit Committee

Nominating and Corporate Governance Committee

In 2008 the nominating and corporate governance committee consisted of Dr. Henry Lowenstein, Chair and Edward M. Gabriel, both of whom are independent directors. The committee operates pursuant to a committee charter which has been adopted by the board of directors.

The committee charter provides that the committee will consider candidates for director recommended by other members of the board and by shareholders. The committee selects individuals as director nominees for their character, judgment, ethics, integrity, business experience, time commitment, and acumen, who the committee believes will be effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders and who will satisfy the qualification and composition requirements of the board and its committees, as required by law or the rules of NYSE Amex Equities.

The nominating and corporate governance committee met formally one time during 2008. Actions were also initiated by telephone and e-mail and candidates were presented to the full Board of Directors for discussion and further action.

Compensation of Directors

The Company compensates non-employee directors for their service on the board of directors.

The following table sets forth information regarding the compensation paid to outside directors in 2008.

Name	Fees	Stock Awards (1)	Option Awards (2)	Total Compensation
Paul W. Bateman	$ 11,500	$15,580	$45,000	$ 72,080
Edward M. Gabriel	$ 8,500	$15,580	$40,800	$ 64,880
G. Thomas Gamble	$ 13,000	$15,580	$90,400	$118,980
Dr. Henry Lowenstein	$ 10,500	$15,580	$90,400	$116,480
James S. Mayer	$ 4,500	$15,580	$56,250	$ 76,330
Loren J. Miller	$ 13,500	$15,580	-	$ 29,080

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock granted in 2008. Fair value is initially calculated using the closing price of our stock on the date of grant. In 2008, each director was granted shares of common stock on January 2, 2008, per share, for services rendered in 2007. The initial value of the stock granted to each director on that date was $15,580, based on a closing market price of $7.79 per share.

(2)

Stock option awards relate to the accounting expense for options vested in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which requires the expensing of equity stock awards based on the grant date of the option. The grant date for Mr. Mayer is August 14, 2008; Mr. Bateman is August 2, 2007; Mr. Gabriel is August 1, 2007; Mr. Gamble and Dr. Lowenstein the grant date was May 6, 2006.

Each director is compensated at the rate of $2,000 per board meeting and $500 for each committee meeting as of December 31, 2008

Security Ownership of Certain Beneficial Owners and Management

As of December 31, 2008, there were 27,438,367 shares of the Company's common stock outstanding. The following persons were known by the Company to be the beneficial owners of more than 5% of such outstanding common stock:

	Number of	Percent of
Name and Address	Shares	Total
F. Lynn Blystone P.O. Box 1105 Bakersfield, CA 93302	1,190,203(1)	4.3%
G. Thomas Gamble 1250 Church Street St. Helena, CA 94574	2,213,650(2)	8.1%

(1)	Includes 701,350 shares of stock Mr. Blystone has the right to acquire upon the exercise of options.
(2)	Includes 80,000 shares of stock Mr. Gamble has the right to acquire upon the exercise of options.

The following table sets forth the beneficial ownership of the Company's common stock as of December 31, 2008 by each director, by each of the executive officers named in Item 11, and by the executive officer named in Item 10 and directors as a group:

	Number of	Percent of
Directors and Executive Officers	Shares(1)	Total(2)
F. Lynn Blystone, Chairman, CEO and Director	1,190,203	4.3%
G. Thomas Gamble, Director	2,213,650	8.1%
Paul W. Bateman, Director	103,000	0.4%
Edward M. Gabriel, Director	102,000	0.4%
Henry Lowenstein, Ph.D., Director	104,200	0.4%
Loren J. Miller, Director	249,236	1.1%
James S. Mayer, Director	100,000	0.4%
Arthur M. Evans, CFO	105,000	0.4%

Joseph R. Kandle. President, Tri-Valley Oil and Gas Company	510,946	1.9%
James G. Bush, Vice President Exploration, Tri-Valley Oil and Gas Company	143,500	0.5%
All Directors and Executive officers as a group (10 persons)	5,023,299	18.3%

(1)

Includes shares which the listed shareholder has the right to acquire from options as follows: F. Lynn Blystone 701,350, Arthur M. Evans 100,000, G. Thomas Gamble 80,000, Joseph R. Kandle 435,000; Dr. Henry Lowenstein 100,000, Paul W. Bateman 100,000, Edward M. Gabriel 100,000, James S. Mayer 100,000, James G. Bush 140,000.

(2)

Based on total outstanding shares of 27,438,367 as of December 31, 2008. The persons named herein have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s personnel and compensation committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the personnel and compensation committee or of any other company that has an executive officer or director serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s personnel and compensation committee.

Executive Compensation

Compensation Discussion and Analysis

The core mission of Tri-Valley Corporation isto increase the value and liquidity of Tri-Valley stock in order to build the wealth of Tri-Valley Corporation investors. To fulfill this mission, we have developed a tightly defined business strategy. This strategy is to identify, obtain, and transform exploration projects of exceptional size and potential where exploration, discovery, and operational success may substantially grow the intrinsic value of the company and market value of its stock to investors.

Tri Valley strives to incorporate a “team” approach to its business in order to achieve strong operating and financial results   Consistent with this philosophy, Tri-Valley maintains a policy of executive compensation commensurate with long-term risk-value assumed by Tri-Valley Corporation investors and shareholders.  Consequently, Tri-Valley’s Chief Executive Officer compensation is structured in the form of a base cash compensation recognized to be below comparative peer corporate levels, coupled with stock options which may result in competitive to above-competitive levels at some future date, depending on the market performance of TIV’s stock.

The philosophy of low base salary coupled with options has now been implemented in the recruitment of executives at the Vice President level of Tri-Valley and its subsidiary companies.  This approach has proven successful in attracting key talented individuals with major industry experience who share the Company’s long-term shareholder value philosophy and performance motivation.  Given the competitive human resources market and industry within which Tri-Valley Corporation operates, equity options are now being used to secure key staff and operating personnel within the organization as a means to counterbalance lower base compensation.

Overview of Tri-Valley Corporation Executive Compensation Program

This Compensation Discussion and Analysis (CD&A) reviews the compensation policies and decisions of the Personnel and Compensation Committee with respect to the following individuals:

F. Lynn Blystone, CEO and President, Tri-Valley Corporation

Arthur M. Evans, CFO, Tri-Valley Corporation

Joseph Kandle, President, Tri-Valley Oil & Gas

James G. Bush, President, Select Resources, Tri-Valley Corporation

Tri-Valley Corporation executive compensation program has fixed compensation elements, which comprise base salary and benefits, as well as variable compensation elements related to performance. Each compensation component is described in further detail below.

Objectives of Tri-Valley Corporation Executive Compensation Program

Tri-Valley Corporation believes the skill and dedication of Tri-Valley Corporation executive officers and other management personnel are critical factors impacting Tri-Valley Corporation’s long-term success in meeting its business objectives as well as fostering growth and profitability. Accordingly, the Personnel and Compensation Committee has designed Tri-Valley Corporation’s compensation program in accordance with the company’s compensation philosophy, the objectives of which are to:

•	motivate and retain Tri-Valley Corporation current executive officers,

•	attract new executives with the requisite skill sets to implement and achieve Tri-Valley Corporation business strategy, and

•	align executive compensation with the attainment of strategic business objectives that increase shareholder value.

Setting Executive Compensation and Role of the Personnel and Compensation Committee, Management, and Corporate Board of Directors

The Personnel and Compensation Committee reviews, monitors, evaluates and recommends Tri-Valley Corporation executive compensation policies and programs to the Corporate Board of Directors. The Committee recommends both current compensation levels and short and long term incentives for Tri-Valley Corporation executives to the Corporate Board of Directors.

In order to perform its function, the Personnel and Compensation Committee relies, in part, on input from the Chief Executive Officer and other members of senior management in determining the needs of Tri-Valley Corporation and their perceptions of the employment market environment in which the corporation operates. Input from the human resources department of Tri-Valley Corporation is important in determining availability of talent, and, from the Chief Financial Officer, in determining appropriate resource ability of the company for compensation.

Use of Benchmarking and Peer Company Comparisons

The Personnel and Compensation Committee strives to support an executive compensation program that is structured to provide Tri-Valley Corporation executive officers with compensation packages which are commensurate with the Corporation’s size and sufficient to retain personnel considered essential. To achieve this objective, the Personnel and Compensation Committee compares all compensation components for Tri-Valley Corporation executive officers, at least annually, with data on similar positions at other organizations in Tri-Valley Corporation industry that are similar in number of employees, level of operations, gross revenue and total assets with which we compete for talent.

Tri-Valley researched comparative market data on executive compensation practices and programs (the “Survey Data”) based on an analysis of six (6) energy related companies that are competitors of Tri-Valley Corporation (the “Peer Group”). The Peer Group, reviewed annually by the Personnel and Compensation Committee, is used to benchmark executive compensation levels against companies that have executive positions with responsibilities similar in breadth and scope to Tri-Valley Corporation and have global businesses that compete with us for executive talent. With this information, the Personnel and Compensation Committee reviews and analyzes the Survey Data for each senior executive officer as well as general economic conditions and marketplace compensation trends, and recommends adjustments as appropriate.

The following six (6) companies comprised the Peer Group used for the Personnel and Compensation Committee’s 2008 compensation decisions: Gasco Energy, Panhandle Oil & Gas, PrimeEnergy, CanArgo Energy, Meridian Resources and Tri-Valley Corporation and Double Eagle Petroleum. These companies were selected as peers based upon the fact that all six (6) of peer companies are in the oil exploration and production industry, based on the availability of the data related to the company, based on the level of operational sophistication, and based on market capitalization. Tri-Valley uses the same six (6) companies in its corporate “Survey Data” and “Peer Group” for last year’s 2007 Annual Report. The corporation believes that the peer group used for Tri-Valley Corporation compensation decisions provides a more appropriate comparison for Tri-Valley Corporation compensation program.

In addition to the Peer Group noted above, the Personnel and Compensation Committee uses nationally recognized compensation surveys to assess the broader market competitiveness of Tri-Valley Corporation executive compensation. This data is the product of published and private surveys Tri-Valley Corporation representing compensation amounts for similar positions within Tri-Valley Corporation industry. The Personnel and Compensation Committee uses data from these surveys to provide additional data against which they may compare the competitiveness of Tri-Valley Corporation executive compensation based against the broader market. Collectively, this competitive market data provides a frame of reference for the Personnel and Compensation Committee when evaluating executive compensation, but is not the determinative factor for the compensation of Tri-Valley Corporation executive officers.

By comparing the peer group numbers to the Tri-Valley executive compensation table, Tri-Valley baseline executive compensation is approximately 25% of industry average for President/CEO and 35% of industry average for Senior Officers and Vice-Presidents.

These results assure shareholders that Tri-Valley Corporation does not engage in excessive executive compensation.  It is further assurance that Tri-Valley Corporation executives, like Tri-Valley Corporation shareholders, accept compensation based upon the long-term performance of TIV toward its ultimate attainment of rewards tomorrow that would in other organizations be received today.

Section 162(m).    The Company believes that all compensation paid or payable to its executive officers covered under Section 162(m) of the Internal Revenue Code will qualify for deductibility under such Section.

Compensation Components

Tri-Valley Corporation executive and key management compensation is comprised of three major components: (1) base salary evaluated annually by the Personnel and Compensation Committee, with recommendations to the Board as appropriate; (2) non-guaranteed annual cash bonuses awarded based on individual performance and the performance of Tri-Valley Corporation company; and (3) long-term equity-based incentives, typically delivered through stock option and/or restricted stock grants awarded based on individual performance and the performance of Tri-Valley Corporation. Tri-Valley Corporation executive officers may also be eligible for other elements of indirect compensation, comprised of health and welfare benefits, retirement and savings plans and certain perquisites. These are provided on a non-discriminatory basis to all of Tri-Valley Corporation employees. The Personnel and Compensation Committee considers each of these elements when evaluating the overall compensation program design.

Base Salary

The Personnel and Compensation Committee establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes necessary for Tri-Valley Corporation long-term financial success and that are competitive in the marketplace. An executive officer’s base salary generally reflects the officer’s responsibilities, risk, tenure, job performance, and direct competition for the executive officer’s services. The Personnel and Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis. In addition to these annual reviews, the Personnel and Compensation Committee may at any time review the salary of an executive officer who has received a significant promotion, whose responsibilities have been increased significantly or who is the object of competitive pressure. Any adjustments are based on the results of the annual review of market salary data, increases in the cost of living, job performance of the executive officer over time and the expansion of duties and responsibilities, if any. No pre-determined weight, formula, or emphasis is placed on any one of these factors.

Annual Cash Bonus Awards

Guaranteed Bonuses. There are no guaranteed annual bonuses per the employment contracts of all Tri-Valley executives.

Annual Incentive Compensation. Annual cash bonus awards are subjective and non-guaranteed. If distributed, annual cash bonus awards are intended to compensate, and thus provide incentives to, individuals for exceptional effort and job performance, thereby facilitating Tri-Valley Corporation’s continued growth and success by providing rewards that are commensurate with individual achievement. Cash bonus awards are favored by the Personnel and Compensation Committee in situations where it believes that an executive is worthy of an incentive-based award and when it believes that the base salary of such executive is not at the level of competitiveness that the Personnel and Compensation Committee feels appropriate. The Personnel and Compensation Committee considers the achievements of Tri-Valley Corporation, and the employee’s relationship thereto, in order to determine the level of the cash bonus, if any, to be awarded. The Personnel and Compensation Committee’s considerations focus on Tri-Valley Corporation earnings, the return on shareholders’ equity, the growth in proved oil and gas reserves and the successful completion of specific projects to determine the level of bonus awards, if any.

Long-Term Equity Based Incentives

Stock option and restricted stock awards are utilized for aligning the executives’ interests with those of the shareholders by giving each executive an individual direct ownership in Tri-Valley Corporation. The company further believes these awards serve as an incentive to remain with Tri-Valley Corporation since unvested stock grants and options are forfeited should the executive terminate their employment. The Personnel and Compensation Committee focuses on Tri-Valley Corporation’s earnings, the return on shareholders’ equity, growth in proved oil and gas reserves and the successful completion of specific projects to determine the level of stock option and restricted awards, if any. The Personnel and Compensation Committee recommends awards of stock options in order to provide a form of tangible compensation which is also tied to Tri-Valley Corporation performance and provides incentives to retain an employee. Stock option awards are given as long-term incentives to Tri-Valley Corporation employees to establish a vested interest in Tri-Valley Corporation performance and to remain an employee over the long term. Decisions to grant stock options are normally made when industry conditions cause concern of serious employee turnover. Periodic long-term equity based incentives are recommended by the Personnel and Compensation Committee to the executive officers.

Other Benefits

In addition to base salaries, annual cash bonus awards and long-term equity-based incentives, Tri-Valley Corporation provides the following other forms of compensation:

•

401(k) Profit Sharing Plan. TIV has a defined contribution profit sharing/401(k) plan, designed to assist Tri-Valley Corporation eligible officers and employees in providing for their retirement. The company matches the contributions of Tri-Valley Corporation employees to the plan, in cash, at the rate of up to three percent (3%) of an employee’s wages or salary. Tri-Valley Corporation matching contribution vests immediately upon receipt.

•

Health and Welfare Benefits. Tri-Valley Corporation executive officers are eligible to participate in medical, dental, vision, life insurance, and flexible healthcare spending accounts to meet their health and welfare needs. These benefits are provided so as to assure a competitive compensation position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation and the benefits are provided on a non-discriminatory basis to all employees.

Employment Agreements, Severance Benefits, and Change in Control Provisions

Tri-Valley Corporation maintains employment and other compensatory agreements with certain of its corporate officers to ensure they will perform their roles for an extended period of time. Certain provisions contained in these agreements, such as change in control payments are essential to retaining Tri-Valley Corporation talent and protecting Tri-Valley Corporation stockholders. The company believes it is appropriate to compensate individuals to refrain from working with competitors following termination, and its compensation enhances the enforceability of such agreements. These executive agreements and Tri-Valley Corporation severance terminology are described in more detail elsewhere within this report. These agreements provide for severance compensation to be paid should the officer’s employment terminate under certain defined conditions, such as among others, following a corporate change, involuntary termination, termination by us for “cause,” death or disability, each as defined in the applicable executive’s agreement.

The employment and other compensation agreements between Tri-Valley Corporation and Named Executive Officers and the related severance provisions are designed to provide incentive to those officers to remain in Tri-Valley Corporation employ. Tri-Valley Corporation agreements with the Named Executive Officers provide different types of compensation for terminations with cause, termination without cause and for circumstances involving a change of control of the company. By providing minimal or no benefits in the cases of voluntary resignation or termination with cause, the Named Executive Officers are motivated to remain in the employ of Tri-Valley and perform their duties as required. On the other hand, they are given security and are encouraged to remain with Tri-Valley Corporation by providing extra compensation and benefits in the event of termination without cause or in conjunction with a change in control.

Stock Ownership Guidelines and Hedging Prohibition

Tri-Valley Corporation Insider Trading Policy prohibits Tri-Valley Corporation executive officers from entering into certain types of derivative transactions related to Tri-Valley Corporation common stock.

Tax Treatment of Executive Compensation Decisions

In conducting Tri-Valley Corporation executive compensation programs, the Personnel and Compensation Committee considers the effects of Section 162(m) of the Internal Revenue Code, which denies publicly-held companies a tax deduction for annual compensation in excess of $1 million paid to their chief executive officer or any of the corporation’s four other most highly compensated corporate officers, other than the chief financial officer, who is employed on the last day of a given year, unless their compensation is based on performance criteria that are established by a committee of outside directors and approved, as to their material terms, by Tri-Valley Corporation stockholders. The company has in the past and may from time to time in the future, pay compensation that is not deductible to Tri-Valley Corporation executive officers.

Accounting Treatment of Executive Compensation Decisions

Tri-Valley Corporation accounts for stock-based awards based on their grant date fair value, as determined under Statement of Financial Accounting Standards Board No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). Compensation expense for these awards, to the extent such awards are expected to vest, is recognized on a straight-line basis over the requisite service period of the award (or to an employee’s eligible retirement date, if earlier). If the award is subject to a performance condition, however, the cost will vary based on Tri-Valley Corporation estimate of the number of shares that ultimately will vest over the requisite service or other period over which the performance condition is expected to be achieved. In connection with its approval of stock-based awards, the Personnel and Compensation Committee is cognizant of and sensitive to the impact of such awards on stockholder dilution. The Personnel and Compensation Committee also endeavors to avoid stock-based awards made subject to a market condition, which may result in an expense that must be marked-to-market on a quarterly basis. The accounting treatment for stock-based awards does not otherwise impact the Personnel and Compensation Committee’s compensation recommendations to the Board of Directors.

Personnel and Compensation Committee Report

The Personnel and Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based upon such review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K.

Submitted by the Personnel and Compensation Committee of the Board of Directors.

Dr. Henry Lowenstein, Chair

G. Thomas Gamble

Summary Compensation Table

The following table summarizes the compensation of the executive officers of the Company and its subsidiaries for the fiscal years ended December 31, 2008, 2007, and 2006.

(a)	(b)	( c )	(d)	(e)	(f)
Name	Fiscal Year Ending	Salary	Stock Awards (1)	Option Awards (2)	Company 401-K Contribution	Total Compensation

F. Lynn	12/31/08	$210,000	$38,950	$0	$6,300	$255,250
Blystone, CEO	12/31/07	$159,000	$37,000	$0	$4,770	$200,770
	12/31/06	$159,000	$47,450	$0	$4,770	$211,220

Arthur M.	12/31/08	$138,407	$0	$42,430	$4,152	$184,989
Evans, CFO	12/31/07	$120,000	$0	$17,000	$3,600	$140,600
	12/31/06	$120,000	$0	$56,550	$3,600	$180,150

Joseph Kandle,	12/31/08	$180,350	$5,922	$3,780	$5,410	$195,462
Pres. TVOG	12/31/07	$170,000	$0	$0	$5,100	$175,100
	12/31/06	$163,333	$0	$0	$5,875	$169,208

James G. Bush,	12/31/08	$169,758	$0	$84,980	$5,093	$259,831
Pres., Select	12/31/07	$112,560	$0	$96,000	$3,377	$211,937

(1) Stock awards are valued at the closing market price on the date of issuance.

(2) Stock option awards are valued on the date of grant using the Black-Scholes model – see note 5 to the Consolidated Financial Statements in Item 8.

Employment Agreement with Our President

We have an employment agreement with F. Lynn Blystone, our President and Chief Executive Officer, which ends on January 1, 2011. The terms of the contract are for a base salary amount of $210,000 per year plus 5,000 shares of our common stock at the end of each year of service. Mr. Blystone is also entitled to a bonus (not to exceed $25,000) equal to 10% of net operating cash flow before taxes, including interest income and excluding debt service. Mr. Blystone is also entitled to a bonus of 4% of the company's annual net after-tax income. The total of the bonuses from cash flow and net income may not exceed $50,000 per year, although the Board of Directors may authorize additional bonuses and compensation if it so desires. The employment agreement also provides a severance payment to Mr. Blystone if he is terminated within 12 months after a sale of control of Tri-Valley. The severance payment equals $150,000. For purposes of the severance provision, a sale of control is deemed to be the sale of ownership of 30% of the outstanding stock of Tri-Valley or the acquisition by one person of enough stock to appoint a majority of the board of directors of the company.

We carry key man life insurance of $500,000 on Mr. Blystone's life.

Employee Pension, Profit Sharing or Other Retirement Plans

During 2008, the Company established a 401-K program allowing for the deferral of employee income. The plan provides for the Company to contribute 3% of gross wages. For the year ended December 31, 2008 the Company contributed $91,580 to such plan.

Aggregated 2008 Option Exercises and Year-End Values

The following table summarizes the number and value of all unexercised stock options held by the Named Executive Officers and the Directors at the end of 2008.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY End Exercisable/ Unexercisable	Value of Unexercised In The Money Options at FY End ($) Excercisable/ Unexercisable

F. Lynn Blystone	28,000	$136,186	701,350/0	$317,755/$0
Arthur M. Evans	5,000	$10,800	69,500/30,500	$2,175/$6,525
G. Thomas Gamble	0	0	60,000/20,000	$0/0
Paul W. Bateman	0	0	40,000/60,000	$0/0
Edward M. Gabriel	0	0	40,000/60,000	$0/0
Joseph R. Kandle	0	0	427,000/8,000	$265,750/0
James G. Bush	0	0	42,000/98,000	$0/0
Henry Lowenstein	0	0	80,000/20,000	$0/0
Loren J. Miller	0	0	0/0	$0/0
James S. Mayer	0	0	20,000/80,000	$0/0

*Based on a fair market value of $1.80 per share, which was the closing price of the Company's Common Stock on the American Stock Exchange on December 31, 2008.

Option Grants During the Fiscal Year Ended December 31, 2008, to Named Executive Officers

The following table sets forth information regarding options for the purchase of shares granted during the fiscal year ended December 31, 2008, to the Named Executive Officers.

		% of Total		Market Value
	Number of Shares	Options Granted	Exercise Price	of Securities
	Underlying Options	to Employees	Per Share	Underlying	Expiration
Name	Granted	in Fiscal Year	($/Security)	Options(6)	Date

Arthur M. Evans(1)	20,000	0.6%	$5.03	$0	1/2018

James G. Bush(2)	10,000	0.3%	$6.10	$0	7/2018

Arthur M. Evans(3)	10,000	0.3%	$6.10	$0	7/2018

Joseph R. Kandle(4)	10,000	0.3%	$6.10	$0	7/2018

Arthur M. Evans(5)	30,000	0.8%	$1.51	$0	12/2018

(1)	The options were granted January 23, 2008, and all options were vested as of December 31, 2008.
(2)	The options were granted July 3, 2008, and 2,000 options were vested as of December 31, 2008.
(3)	The options were granted July 3, 2008, and 2,000 options were vested as of December 31, 2008.
(4)	The options were granted July 3, 2008, and 2,000 options were vested as of December 31, 2008.
(5)	The options were granted December 18, 2008, and 7,500 options were vested as of December 31, 2008.
(6)	Based on the difference between the exercise price per share and the market price of $1.80 per share as of December 31, 2008.

Outstanding Equity Awards Table to Named Executive Officers and Directors

Name	Number of Securities Underlying		Option Exercise	Option Expiration
	Unexercised Options		Price	Date
	Exercisable	Unexercisable

Paul W. Bateman	40,000	60,000	$6.37	8/2/2017

F. Lynn Blystone	100,000	0	$2.00	8/22/2010
	51,350	0	$0.50	6/19/2010
	50,000	0	$2.43	9/16/2010
	200,000	0	$1.22	11/10/2010
	300,000	0	$1.35	10/22/2011

James G. Bush	40,000	110,000	$7.88	5/23/2017

Arthur M. Evans	30,000	10,000	$9.55	11/18/2015
	5,000	0	$5.84	8/15/2016
	15,000	0	$5.03	1/23/2017
	10,000	0	$6.10	7/3/2017
	30,000	22,500	$1.51	12/18/2017

Edward M. Gabriel	40,000	60,000	$6.49	8/1/2017

G. Thomas Gamble	60,000	20,000	$6.35	5/8/2016

Joseph R. Kandle	50,000	0	$0.50	6/19/2010
	100,000	0	$1.00	9/1/2010
	50,000	0	$2.43	9/16/2010
	150,000	0	$1.22	11/10/2010
	75,000	0	$1.35	10/22/2011

Henry Lowenstein	80,000	20,000	$6.35	5/8/2016

James S. Mayer	20,000	80,000	$7.25	8/14/2013

Compensation of Directors

The Company compensates non-employee directors for their service on the board of directors.

The following table sets forth information regarding the compensation paid to outside directors in 2008.

Name	Fees	Stock Awards (1)	Option Awards (2)	Total Compensation

Paul W. Bateman	$ 11,500	$15,580	$45,000	$ 72,080

Edward M. Gabriel	$ 8,500	$15,580	$40,800	$ 64,880

G. Thomas Gamble	$ 13,000	$15,580	$90,400	$118,980

Dr. Henry Lowenstein	$ 10,500	$15,580	$90,400	$116,480

James S. Mayer	$ 4,500	$15,580	$56,250	$ 76,330

Loren J. Miller	$ 13,500	$15,580	-	$ 29,080

(1)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock granted in 2008. Fair value is initially calculated using the closing price of our stock on the date of grant. In 2008, each director was granted shares of common stock on January 2, 2008, per share, for services rendered in 2007. The initial value of the stock granted to each director on that date was $15,580, based on a closing market price of $7.79 per share.

(2)

Stock option awards relate to the accounting expense for options vested in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, which requires the expensing of equity stock awards based on the grant date of the option. The grant date for Mr. Mayer is August 14, 2008; Mr. Bateman is August 2, 2007; Mr. Gabriel is August 1, 2007; Mr. Gamble and Dr. Lowenstein the grant date was May 6, 2006.

Each director is compensated at the rate of $2,000 per board meeting and $500 for each committee meeting as of December 31, 2008

The core mission of Tri-Valley Corporation isto increase the value and liquidity of Tri-Valley stock and build the wealth of our investors. To fulfill this mission, we have developed a tightly defined business strategy. This strategy is to identify, obtain, and exploit exploration projects of exceptional size where exploration, discovery, and operational success can substantially grow the intrinsic value of the company and market value of its stock.

Tri Valley strives to incorporate a “team” approach in order to achieve strong operating and financial results consistent with this approach, Tri-Valley maintains a policy of executive compensation commensurate with the long-term risk-value assumed by our investors and shareholders. Consequently, Tri-Valley’s Chief Executive Officer compensation is structured as a base cash compensation that is recognized to be below peer corporate levels, coupled with stock options which may result in competitive to above competitive levels at some future date, depending on the market performance of TIV’s stock.

The philosophy of low base salary coupled with options has now been implemented in the recruitment of executives at the Vice President level of Tri-Valley and its subsidiary companies. This approach has proved successful in attracting key individuals with major industry experience who share the Company long-term shareholder value philosophy and performance motivation. Given the competitive market within our industry for human resources necessary to support our ventures, equity options are now being used to secure key staff and operating personnel within the organization as a means to offset lower base compensation.

Audit Fees

The following table lists the fees that we paid to our independent auditors in 2008 and 2007:

YEAR	AUDIT SERVICES	TAX SERVICES	AUDIT RELATED
2008	$ 103,607	$28,226	$32,303
2007	$ 132,592	$60,390	$54,202

All of our auditors were full time, permanent employees of the accounting firm auditing our financial statements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Chairman of the Audit Committee has been delegated the authority by the Committee to pre-approve interim services by the independent auditors other than the annual exam.  The Chairman must report all such pre-approvals to the entire Audit Committee at the next committee meeting.

Proposal 2: INCREASE AUTHORIZED SHARES OF PREFERRED STOCK

Stockholders are being asked to approve a fifteen million share increase in the number of authorized shares of preferred stock in order make additional shares available for capital formation by means of equity investments in the Company. The Company is considering ways to increase its shareholders’ equity, including the issuance of preferred shares, and the increase in the number of authorized preferred shares is recommended in the event they are needed for future capital formation purposes.

An amendment to Article Four of the Company’s Certificate of Incorporation is required to increase the number of authorized shares. The text of this proposed amendment no. 1 is attached to this proxy statement as Appendix A. The affirmative vote of a majority of the Company’s shareholders represented and entitled to vote at the meeting is required to approve the proposal. With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

The Board of Directors recommends a vote FOR adoption of the amendment to our Certificate of Incorporation to increase the number of shares of authorized preferred stock.

Proposal 3: AUTHORIZE BOARD OF DIRECTORS TO DESIGNATE SERIES AND SET TERMS OF PREFERRED STOCK

Under Delaware law, the shareholders may authorize the Board of Directors to issue separate series of preferred stock and to designate the terms of the shares of preferred stock of each series. The Board recommends that the shareholders also adopt a second amendment to Article Four of the Certificate of Incorporation to permit the Board to designate series of preferred stock with differing rights and preferences, including:

•	The number of shares and title of each series;
•

Dividends, if any, to be paid on shares of preferred stock, whether dividends are to be paid in cash, securities or other consideration, and the relation dividends on one series will bear to other series or classes of stock;

•	Whether the shares are redeemable at the option of the corporation or callable at the option of the shareholder;
•	Whether a series receives any preference over other shares or series upon liquidation of the corporation;
•	Restrictions on the issuance of additional shares of the same series or other series; and
•	Voting rights, if any, of the holders of the shares.

The Board of Directors believes that the shareholders should grant to the Board the authority to make the decisions described above with respect to future preferred stock issuances. Issuance of preferred stock is often the subject of negotiation with underwriters or potential investors, and the Board will require the flexibility to determine the rights and preferences of preferred series in order to effectively raise capital. The alternative to adopting this amendment would be to require shareholder approval of any separate issuance of a series of preferred stock, which would be unworkable.

An amendment to Article Four of the Company’s Certificate of Incorporation is required to permit the Board to issue preferred shares in series and designate the terms of each series.

The text of this proposed amendment no. 2 is attached to this proxy statement as Appendix B. The affirmative vote of a majority of the Company’s shareholders represented and entitled to vote at the meeting is required to approve the proposal. With respect to this vote, abstentions will have the effect of a “no” vote and broker non-votes will have no effect on the vote.

The Board of Directors recommends a vote FOR adoption of the amendment to our Certificate of Incorporation to authorize the Board to issue preferred stock in series and designate the terms of each preferred series.

Proposal 4: OTHER MATTERS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than those items previously discussed. The proxy being solicited by the Board of Directors provides authority for the proxy holder designated by the Board, F. Lynn Blystone, to use his discretion to vote on such other matters as may lawfully come before the meeting, including matters incidental to the conduct of the meeting, and any adjournment thereof.

The Board of Directors recommends a vote FOR the proposal to permit the proxy holder use his discretion to vote on other matters that lawfully come before the meeting.

OTHER INFORMATION

Outside Auditors

Under rules promulgated under the Sarbanes-Oxley Act of 2002, shareholders no longer ratify the selection of our outside auditing firm, which is now selected by the audit committee of the Board of Directors. Our financial statements for the years ended December 31, 2008 and 2007, have been audited by Brown Armstrong Accountancy Corporation. A representative of the independent accountants will attend the meeting, have the opportunity to make a statement if they desire to do so, and be available to answer questions.

Section 16(a) Beneficial Ownership Reporting Requirement

Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations require our directors, certain officers, and greater than 10 percent shareholders to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports they file. Based solely upon a review of the copies of the forms furnished to us, or written representations from certain reporting persons that no reports were required, we believe that no person failed to file required reports on a timely basis during or in respect of 2008.

Where to Obtain Our Annual Report and Additional Information

You may obtain, free of charge, a copy of our Annual Report or Form 10-K for the year ended December 31, 2008 (including the financial statements and schedules thereto), filed with the Securities and Exchange Commission by writing to Tri-Valley's Secretary at 4550 California Avenue, Suite 600, Bakersfield, California 93309; telephone 661-864-0500.

We file annual, quarterly and period reports, proxy statements and other information with the Securities and Exchange Commission using the SEC's EDGAR system. You can find our SEC filings on the SEC's web site, www.sec.gov. You may read and copy any materials that we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Our common stock is traded on the NYSE Amex Equities Exchange under the symbol "TIV." We use the calendar year as our fiscal year.

Proposals by Shareholders - 2010

Any proposal by a shareholder to be submitted for inclusion in proxy soliciting material for the 2010 annual shareholders meeting must be received by our corporate secretary no later than June 19, 2010. If the Board of Directors determines to move the date of the 2010 annual meeting by more than 30 days from the date of this year’s meeting (October 17, 2009), shareholders will be allowed to submit proposals for inclusion in the proxy materials a reasonable amount of time prior to printing and mailing the proxy for next year’s meeting.

Other Matters

No proposals have been received from shareholders for inclusion in the proxy statement for action at the 2009 annual meeting. We do not know of any matter to be acted upon at the meeting other than the matters above described. However, if any other matter should properly come before the meeting, the proxy holders named in the enclosed proxy will vote the shares for which they hold proxies in their discretion.

Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope.

Date:	August 25, 2009	By Order of the Board of Directors,

F. Lynn Blystone

Chairman and Chief Executive Officer

APPENDIX A

PROPOSED AMENDMENT NO. 1 TO ARTICLE FOUR OF CERTIFICATE OF INCORPORATION

Amend Article Four of the Certificate of Incorporation to revise the first paragraph to read as follows:

ARTICLE FOUR

The aggregate number of shares of shares which the corporation shall have authority to issue is [20,000,000] ~~[5,000,000]~~ shares of preferred stock with $0.0001 par value and 100,000,000 shares of common stock with $0.001 par value.

APPENDIX B

PROPOSED AMENDMENT NO. 2 TO ARTICLE FOUR OF CERTIFICATE OF INCORPORATION

Amend Article Four of the Certificate of Incorporation by adding the following new language after the first paragraph:

The Board of Directors of the corporation is authorized, subject to the limitations prescribed by law, by resolution or resolutions, to provide for the issuance of the shares of preferred stock in one or more series, and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to determine or to fix the voting powers, full or limited, if any, and such designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(1)	The designation of the series, which may be by distinguishing number, letter or title.

(2)

The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(3)	The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, the relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of stock, and whether such dividends, if any, shall be cumulative or noncumulative.

(4)	The redemption rights and price or prices, if any, for the shares of the series.

(5)	The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(6)	The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

(7)

Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rate, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

(8)	Restrictions on the issuance of shares of the same series or of any other series.

(9)	The voting rights, if any, of the holders of shares of the series.

TRI-VALLEY CORPORATION

Vote by Internet – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 Eastern Time on October 16, 2009. Have your proxy card in hand when you access the Web site and follow the instruction to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future Proxy Materials

If you would like to reduce the cost incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Vote by Phone- - 1 -________

Use any touch tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on October 16, 2009. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1	Election of directors Noninees	For All	Withhold All	For All Except
	(1) F. Lynn Blystone, (2) Paul W. Bateman, (3) Edward M. Gabriel, (4) G. Thomas Gamble, (5) Henry Lowenstein, (6) James S. Mayer (7) Loren J. Miller	[__]	[__]	[__]

To withhold authority to vote for any individual number(s), mark “For All Except” and write the number(s) of the nominees you do not want to voter for on the line below.

________________________________________________________

		For	Against	Abstain
2.	Increase number of authorized shares of preferred stock from 5,000,000 to 20,000,000	[__]	[__]	[__]

3.	Authorize the board of directors to designate and set terms of preferred stock	[__]	[__]	[__]

4.	To vote in the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof	[__]	[__]	[__]

Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do attend.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock. The undersigned further hereby ratifies and convirms all of the actions that the proxies named herein, there substitutes or any of them, may lawfully to by virtue of this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

____________________	________	_______________________	________
Signature (please sign within box)	Date	Signature (joint ownership)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

PROXY

TRI-VALLEY CORPORATION

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Tri-Valley Corporation (the “Company”) to be held on October 17, 2009, at 9:00 a.m., Pacific Time, at the Four Points Sheraton Bakersfield, 5101 California Avenue, Bakersfield, California 93309, and the Proxy Statement in connection therewith, and (b) appoints F. Lynn Blystone and Maston Cunningham, and each of them, his proxies with full power of substitution an revocation, for and in the name, place and stead of the undersigned, to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy ve voted as specified on the reverse side.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares owned, please date, sign and return this proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

TRI-VALLEY CORPORATION

IMPORTANCE NOTICE

Regarding the availability of Proxy Materials

Shareholder Meeting to be held on October 17, 2009

Proxy Materials Available

•	Notice and Proxy Statement
•	Annual Report on Form 10-K

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

1.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

2.	The proxy statement and annual report to security holders are available at www.proxyvote.com.

3.

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before October 3, 2009 to facilitate a timely delivery.